As Filed with the Securities and Exchange Commission on July 14, 2000
                                                      Registration No. 333-38112



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     ---------------------------------------


                            CALTON ACQUISITION CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                  9999                                  22-3729390
    -------------------------------           ----------------------------                ----------------------
    (State or other jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)            Classification Code Number)                Identification Number)


                          125 Half Mile Road, Suite 206
                           Red Bank, New Jersey 07701
                                 (732) 212-1285
               ---------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                         ------------------------------

                              Anthony J. Caldarone
                      President and Chief Executive Officer
                            Calton Acquisition Corp.
                          125 Half Mile Road, Suite 206
                           Red Bank, New Jersey 07701
                                 (732) 212-1285
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                        Copies of all communications to:
                            Philip D. Forlenza, Esq.
                        Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road, P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900
                         ------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

     The information in this Prospectus is not complete and may be changed. We may not sell or distribute these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                   Subject to Completion, Dated July 14, 2000


                                   PROSPECTUS

                                4,356,844 SHARES

                            CALTON ACQUISITION CORP.

                                  COMMON STOCK


     This Prospectus is being furnished to each holder of Calton, Inc. common stock in connection with the spin-off of 15% of the outstanding shares of common stock of its wholly owned subsidiary, Calton Acquisition Corp. Shareholders of Calton, Inc. will receive one share of the common stock of Calton Acquisition Corp. for each share of common stock of Calton, Inc. that they own at the close of business on ________, 2000. After the spin-off, Calton Acquisition Corp. will be 85% owned by Calton, Inc. and 15% owned by the shareholders of Calton, Inc. Calton Acquisition Corp. will seek to have its common stock listed for trading on the OTC Bulletin Board under the trading symbol CACQ.


                              --------------------


     To read about risks associated with the spin-off transaction and owning the Calton Acquisition Corp. common shares that will be distributed to you, see "Risk Factors" beginning on page 4.


                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is _____ __, 2000.

      You should rely only on the information contained in this prospectus. Neither Calton Acquisition Corp. nor Calton, Inc. has authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any distribution of the common stock. In this prospectus, references to "we," "us" and "our" refer to Calton Acquisition Corp.



                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary.........................................................   1
Risk Factors...............................................................   4
Forward-Looking Statements.................................................  10
The Spin-Off Transaction...................................................  11
Dividend Policy............................................................  14
Selected Calton Acquisition Corp. Financial Data...........................  15
Management's Discussion and Analysis of Calton Acquisition Corp.
     Financial Condition and Results of Operations.........................  15
Description of Calton Acquisition Corp. Business...........................  16
Management of Calton Acquisition Corp......................................  20
Executive Compensation.....................................................  23
Security Ownership of Certain Beneficial Owners and Management.............  23
Description of Calton Acquisition Corp. Capital Stock......................  24
Legal Matters..............................................................  26
Experts....................................................................  26
Available Information......................................................  26
Index to Consolidated Financial Statements................................. F-1

                               PROSPECTUS SUMMARY


     The following summary answers certain questions you may have with respect to the spin-off of shares in our company and highlights selected information from this prospectus that is important to you. This summary does not contain all of the information about the spin-off. You should carefully read this entire prospectus, especially "Risk Factors."


Q. What Will Happen In The Spin-Off?


     In the spin-off, shares of our common stock will be distributed by Calton, Inc. as a dividend to each of its shareholders. One share of our common stock will be distributed for each share of Calton, Inc. common stock owned of record by Calton, Inc. shareholders on ______, 2000. As a result of the spin-off, we will be 85% owned by Calton, Inc. and 15% owned by Calton, Inc.'s shareholders.


Q. What Is Calton Acquisition Corp.?


     We were incorporated in the State of Delaware on April 20, 2000. We are a wholly owned subsidiary of Calton, Inc. formed to pursue a merger, acquisition or other business combination with an operating business.

     Our executive offices are located at 125 Half Mile Road, Suite 206, Red Bank, New Jersey 07701. Our telephone number is (732) 212-1280.

Q. Why is Calton, Inc. Undertaking The Spin-Off?

     Calton, Inc. is effecting the spin-off as part of its strategic plan to enhance shareholder value through the acquisition of, or combination with, one or more operating businesses. Calton, Inc. believes that the creation of a separately publicly traded shell corporation may facilitate its ability to attract potential business acquisition or combination candidates, particularly those that wish to become publicly traded.

Q. Do I need to take any action in connection with the Spin-Off?

     No action is required by shareholders of Calton, Inc. to receive Calton Acquisition Corp. common stock in the spin-off. You do not need to surrender Calton, Inc. common stock to receive Calton Acquisition Corp. common stock in the spin-off. The number of shares of Calton, Inc. you own will not change as a result of the spin-off.

Q. Where Will Our Common Stock and Calton, Inc. Common Stock Be Traded Following The Spin-Off?

     As of the date of this prospectus, there is no public market for our common stock. However, we will seek to have our shares listed for trading on the OTC Bulletin Board under the Symbol CACQ as soon as practicable following the completion of the spin-off. We anticipate that pending trading on the OTC Bulletin Board, if any, our common stock will trade in the "pink sheets" maintained by the National Quotation Bureau. Calton, Inc. common stock will continue to be traded on the American Stock Exchange under the symbol "CN".

Q. Do I Have To Pay Federal Income Taxes On The Receipt Of the Common Stock?

     Assuming that Calton, Inc., taking into consideration any gain recognized by it in this spin-off, does not have any current or accumulated earnings and profits, which cannot be determined until its fiscal year-end, your receipt of the distribution will be subject to federal income taxation only to the extent that the fair market value of your shares of our common stock exceeds the adjusted tax basis in your shares of Calton, Inc. common stock.


Q. When Will The Spin-Off Occur?


     We expect that the spin-off will occur on or about _______, 2000, but it could be delayed.

Q. What Will Our Business Be After The Spin-Off?

     We will be a separate public company that will focus on merging with, acquiring or otherwise combining with an entity with an operating business.

Q. What Will Calton, Inc.'s Business Be After The Spin-Off?

     Calton, Inc. will continue to conduct the businesses it currently conducts through eCalton.com, Inc., a wholly-owned subsidiary which provides internet business solutions, PrivilegeOne Networks, LLC, a company engaged in the development of a co-branded loyalty credit card in which it has a direct and indirect 50.4% equity interest, and Innovation Technology Partners, a consulting and management company in which Calton, Inc. has a 50.1% interest. Calton, Inc. will also continue to provide consulting services to Centex Real Estate Corporation pursuant to the agreement that it entered into when it sold Calton Homes to Centex in December 1998. In addition, Calton, Inc. will continue to pursue potential acquisitions of, or combinations with, other operating businesses pursuant to its strategic plan.

Q. Will Calton, Inc. Compete Against Us After The Spin-Off?

     We do not anticipate that the companies will compete against each other, from either a business standpoint or in the pursuit of business combination candidates. We believe that the types of companies that will be interested in pursuing a business combination with us will be those that desire to establish a public trading market for their shares, rather than becoming a business component or subsidiary of a company that is already publicly traded. We cannot, however, give assurance that the companies will not ultimately be in competition.

                                  RISK FACTORS


     In assessing the impact of the spin-off on you, you should be aware of the following risks relating to the spin-off and to our operations.

The trading price of our common stock may be minimal because we are a new, highly leveraged company with no operating history and minimal assets.

     From our incorporation in April 2000 to the date of this prospectus, we have had no operating history and neither revenues nor earnings from operations. We have no significant assets or financial resources. We have received a $250,000 equity contribution and a loan in the amount of $750,000 from Calton, Inc. for working capital and general corporate purposes. The loan has a three year term and bears interest at a rate of 7% per annum. All principal and interest due in connection with the loan is to be paid in one payment on the loan's maturity date in May 2003. We have sustained, and in all likelihood will continue to sustain, operating expenses without corresponding revenues, unless we are able to complete a business combination with a profitable operating company. This may result in us incurring a net operating loss which will increase continuously until we can successfully implement our business plan. We cannot assure you that we will be able to complete a business combination, that our business plan will succeed, or that we will achieve or sustain profitability or positive cash flow from operations.

You may incur federal and state taxes as a result of the spin-off.

     A Calton, Inc. shareholder may incur federal and state taxes as a result of the distribution of our shares. The amount of taxes to be incurred by an individual shareholder will depend on the value of the shares distributed on the date of the distribution, whether Calton, Inc. has accumulated earnings and profits during fiscal 2000 and, to a large degree, on the shareholder's income and deductions. As a result, we cannot make a meaningful estimate of such amount for any particular shareholder.

We have not entered into an agreement for a business combination or other transaction and therefore may not be able to enhance stockholder value.

     We have no current arrangement, agreement or understanding with respect to engaging in a merger or business combination with, or acquisition of, a specific business entity. We can give no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. We can give no assurance that we will be able to negotiate a business combination on terms favorable to us or our stockholders. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target company to have achieved, or without which we would not consider a business combination with the target company. Accordingly, we may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

An acquisition or business combination may result in significant dilution to our stockholders and a change in control and management.

     A business combination or acquisition involving the issuance of our common stock may result in shareholders of a target company obtaining a controlling interest in our company. Frequently, mergers, acquisitions and business combinations involving "shell" corporations such as us are consummated by issuing or transferring large blocks of the shell corporation's shares to the principals of the target business. This type of issuance will result in significant dilution to our stockholders. The resulting change in control could result in removal of our present officers and directors and a reduction in or elimination of their participation in our future affairs.

We may be able to consummate an acquisition transaction not favored by our stockholders.

     Our management, acting in compliance with the Delaware General Corporation Law, may be able to structure an acquisition transaction in a manner which will allow our Board of Directors to approve the selection of an operating business and all of the terms of the acquisition, including the appointment of successor officers and directors, without obtaining the approval of our stockholders.

We may be unable to enhance stockholder value due to a scarcity of and competition for business opportunities and combinations.

     We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for us. Nearly all of these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. In addition, we will also compete with numerous other small public and private companies in seeking merger or acquisition candidates.

Our indebtedness may make us less attractive to business combination candidates and this may make it more difficult to enhance stockholder value.

     In connection with our organization and formation, we borrowed $750,000 from Calton, Inc. which is due in May 2003. We believe that few other public shell companies with whom we may compete for acquisition candidates have significant indebtedness. As a result, our indebtedness may put us at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.

We may need additional financing in order to consummate a business combination which could cause us to unfavorably modify or lose potential opportunities.

     Although we believe that the $1,000,000 debt and equity contribution made by Calton, Inc. will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. In the event that our financial resources prove to be insufficient, either because of the size of the business combination or the depletion of our cash in search of a target business, we will be required to seek additional financing. We can give no assurance that financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, in the event of the consummation of a business combination, we may require additional financing to fund the operations or growth of the target business. Our failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

Management will have limited time available to devote to our affairs which could affect whether we will be successful in consummating a business combination and enhancing stockholder value.

     While seeking a business combination, our management anticipates devoting only a limited amount of time per month to our business. In addition, we have not entered into written employment agreements with our officers and do not expect to do so in the foreseeable future. We have not obtained key man life insurance on our officers and directors. Notwithstanding the limited time commitment of management, loss of the services of these individuals would adversely affect our ability to consummate an acquisition or business combination.

There may not be demand for the types of transactions which we plan to pursue.

     We have not conducted, nor have others made available to us., market research indicating that demand exists for the types of transactions that we intend to pursue. Even in the event demand exists for these types of transaction, we may not be successful in completing a business combination.

Reporting requirements may delay or preclude acquisition transactions which might otherwise be favorable to us and our stockholders.

     Section 13 of the Securities Exchange Act of 1934 will require us to provide information about significant acquisitions, including certified financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition. We do not intend to acquire or merge with any entity that cannot provide audited financial statements at or within a reasonable period of time after the closing of a proposed transaction. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act of 1934 are applicable.

We could be subject to regulation under the Investment Company Act which could be costly and have an adverse effect on our operations.

     Although we will be subject to regulation under the Securities Exchange Act of 1934, our management believes that we will not be subject to regulation under the Investment Company Act of 1940, because we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations which result in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In this event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and, as a result, any violation of the Investment Company Act could subject us to material adverse consequences.

We, as well as our stockholders, could be subject to taxation in connection with a business combination.

     Federal and state tax consequences will, in all likelihood, be major considerations in any business combination that we may undertake. Currently, business combination transactions may be structured so as to result in tax-free treatment to both companies. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target company; however, we can give no assurance that any business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The success of our proposed business plan will depend to a great extent on the operations, financial condition and management of any identified target company.

     While our management will prefer business combinations with entities having established operating histories, we can give no assurance that we will be successful in locating this type of entity . In the event we complete a business combination, our operations will be dependent upon management of the target company and numerous other factors beyond our control, including but not limited to:

     o difficulties in integrating acquired businesses into our operations, which could cost money and divert management from other important matters;


     o inability to manage the impact of growth on personnel, information systems and financial systems;

     o difficulty in recruiting additional managers with the skills necessary to operate successfully in new markets or to enhance the management of acquired companies;

     o    failure to retain key personnel at acquired companies; and

     o adverse short-term effects on operating results due to integration costs, restructuring charges, accounting, legal and investment banking fees, and other transaction-related obligations.

There is no public market for our common stock, and no assurance can be given that a market will develop or that a stockholder will ever be able to liquidate his holdings without considerable delay, if at all.

     We intend to seek to have our shares listed for trading on the OTC Bulletin Board as soon as practicable after the spin-off. We can give no assurance that we will be able to qualify for trading on the OTC Bulletin Board. Even if we qualify for trading on the OTC Bulletin Board, we cannot guarantee that a market for our common stock will develop or be maintained. In addition, many brokerage firms may not be willing to effect transactions in our securities. Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, lending institutions may not permit the use of our securities as collateral for a loan.


Trading prices after the spin-off will be uncertain and may fluctuate significantly.

     As a result of the spin-off, you will own shares of Calton, Inc. common stock and shares of our common stock. The combined price of Calton, Inc. common stock and our common stock may be greater or less than, or equal to, the trading price of Calton, Inc. common stock immediately prior to the spin-off. The price of our common shares could vary widely in response to various factors and events, including:

     o the number of common shares being sold and purchased in the marketplace;

     o    variations in our operating results;

     o    press reports;

     o    regulation and industry trends;

     o rumors of significant events which can circulate quickly in the marketplace, particularly over the internet; and

     o the difference between our actual results and the results expected by shareholders and analysts.

Blue Sky laws may prohibit sales of our common stock.

     Many states have enacted statutes or rules that restrict or prohibit the sale of securities of a "blank check" company to residents so long as such company remains without specific business plans. To the extent our stockholders, or any subsequent purchaser from our stockholders, may reside in a state that restricts or prohibits resale of shares in a "blank check" company, their shares may be "restricted" from resale as long as we are a shell company.

"Penny Stock" rules may adversely affect the ability to trade our shares.

     It is likely that our common stock will be classified as a "penny stock" depending upon its market price and the manner in which it is traded. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information is proved by the exchange or the Nasdaq Stock Market. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the nature and level of risk in the penny stock market and other information. In addition, the penny stock rules require a broker-dealer to enter into a special written agreement with respect to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a security that becomes subject to the penny stock rules. Prices for penny stocks are often not available and investors are often unable to sell such stocks.

We have no intent to pay dividends.

     We do not intend to pay any dividends in the foreseeable future. Any future payment of a cash dividend on our common stock will be dependent upon our financial condition and other factors deemed relevant by our board of directors.

We may issue preferred stock that may adversely affect holders of our common stock.

     We may issue shares of our preferred stock in the future without stockholder approval and upon such terms as our board of directors may determine. The rights of our stockholders will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of our outstanding common stock. We have no present plans to issue any shares of preferred stock.

We will continue to be controlled by Calton, Inc. which could result in actions being taken which are not favored by other stockholders.

     After completion of the spin-off, Calton, Inc. will own 85% of our outstanding common stock. As a result, Calton, Inc. will be able to control the vote of substantially all matters requiring approval by our stockholders. These matters include the election of directors and the approval of mergers or other business combination transactions. We may be adversely impacted by the influence that Calton, Inc. will have with respect to matters affecting us.

Our directors will have limited personal liability for their actions which could limit the ability of our stockholders to recover damages.

     Subject to limitations imposed by Delaware law, our certificate of incorporation provides that our directors will not be personally liable to our stockholders for monetary damages if the director breaches his fiduciary duty of care as a director, including breaches which constitute gross negligence. As a result it is possible that, neither we nor our stockholders will be able to recover damages even if our directors take actions which may be harmful to the interests of our stockholders.


                           FORWARD-LOOKING STATEMENTS


     This prospectus contains forward looking statements that are not historical facts but rather are based on our current expectations, estimates, assumptions, beliefs and projections. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar words and expressions are intended to identify the forward-looking statements. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, some of which are beyond our control that are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's view only as of the date of this prospectus. We undertake no obligation, other than as required by law, to update such statements or publicly release the result of any revisions to these forward-looking statements that they may make to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



                            THE SPIN-OFF TRANSACTION

General



     Calton, Inc. intends to "spin-off" 15% of its ownership of Calton Acquisition Corp. to its shareholders. In the spin-off transaction, Calton, Inc. will distribute to each of its shareholders a dividend of one share of our common stock for each share of Calton, Inc. common stock owned of record by its shareholders on ___________, 2000. As a result, we will be 85% owned by Calton, Inc. and 15% owned by the shareholders of Calton, Inc. There will be significant overlap between our management and the management of Calton, Inc.

     Shareholders who hold shares of our common stock through brokerage and "street name" accounts, should expect to receive an account statement from their brokerage firm reflecting the number of shares of our common stock received in the spin-off. Following the spin-off, shareholders who hold through brokerage accounts may request physical certificates of their shares of our common stock.

     No holder of Calton, Inc. common stock will be required to pay any cash or other consideration for shares of our common stock received in the spin-off or to surrender or exchange shares of our common stock in order to receive shares of our common stock. However, holders may be required to pay income taxes as a result of the spin-off.

     In order to ensure that the spin-off transaction will result in a distribution of 15% of our outstanding common stock to Calton, Inc. shareholders, we will redeem from Calton, Inc., at or about the time of the spin-off transaction, the number of share that is required to reduce Calton, Inc.'s ownership interest in our company to 85%. We will redeem these shares for approximately $.008 per share, which represents the original issue price to Calton, Inc. We do not anticipate that the redemption will require a material expenditure of funds.


Effective Date of the Spin-Off

     We expect that distribution of our common stock will occur on or about ____________, 2000, but the distribution could be delayed.



Reasons for the Spin-Off


     Calton, Inc. is effecting the spin-off as part of its strategic plan to enhance shareholder value through the acquisition of, or combination with, one or more operating businesses. Calton, Inc. believes that the creation of a publicly traded shell corporation may facilitate its ability to attract potential business combination or acquisition candidates, particularly those that wish to be publicly traded.


Board And Shareholder Approval; Appraisal Rights


     After careful consideration, the Calton, Inc. board of directors unanimously approved the spin-off. Calton, Inc. will not hold a meeting or solicit proxies for the spin-off as no approval of the spin-off is required under New Jersey law. Under New Jersey law, Calton, Inc. shareholders have no right to appraisal of the value of their shares in connection with the spin-off.


Outside Consultants


     Neither we nor Calton, Inc. has engaged a consultant or other outside party to prepare a report, opinion or appraisal with respect to the spin-off.


Reasons for Furnishing the Prospectus to our Shareholders


     This prospectus is being sent to provide information to shareholders of Calton, Inc. who will receive our common stock in the spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of our securities or the securities of Calton, Inc.

Listing and Trading of our Common Stock and Calton, Inc. Common Stock


     We will seek to have our shares listed for trading on the OTC Bulletin Board under the symbol CACQ as soon as practicable following completion of the spin-off. We anticipate that pending trading on the OTC Bulletin Board, if any, our common stock will trade in the "pink sheets" maintained by the National Quotation Bureau. After the spin-off, Calton, Inc. common stock will continue to be traded on the American Stock Exchange under the symbol CN.

     We initially will have approximately 338 stockholders of record based upon the number of shareholders of record that Calton, Inc. had as of _______, 2000.


     Subject to the blue sky laws of some states, shares of our common stock distributed to Calton, Inc. shareholders in the spin-off will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of us after the spin-off, which generally includes individuals or entities that control, are controlled by, or are under common control with, us and may include certain of our officers, directors and principal stockholders. Persons who are affiliates of us will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933 or an exemption from the registration requirements of the Securities Act, such as that provided by Rule
144. Rule 144, as currently in effect, provides that "affiliates" of us will be limited to selling within any three month period a number of shares not exceeding the greater of:


     o    1% of the then outstanding shares; or

     o the average weekly trading volume of the shares during the four calendar weeks preceding such sale.

Sales under Rule 144 are also subject to certain methods of sale provisions, notice requirements and the availability of current public information regarding the issuer of the security.

Material United States Federal Income Tax Considerations


     The discussion of U.S. Federal income tax consequences set forth below is a summary only and is not intended to address the specific tax consequences to each shareholder of Calton, Inc. who receives shares of our common stock. Each shareholder should consult his or her own tax advisor as to the Federal, state, local and foreign tax consequences of the spin-off to such shareholder. The discussion is based upon provisions of the U.S. Internal Revenue Code, regulations of the Treasury Department and published administrative rulings and judicial decisions. Shareholders should note that the tax law is subject to change in a manner that could retroactively and adversely affect them. Except as otherwise indicated herein, the discussion applies only to a shareholder that is a citizen or resident of the United States; a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate, the income of which is subject to U.S. federal income taxation regardless of source; or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has the ability to control all substantial decisions of such trust.

     Calton, Inc.'s spin-off of us will be a taxable distribution under the Internal Revenue Code. Calton, Inc. will recognize gain equal to the excess of
(x) the fair market value of the Calton Acquisition Corp. common stock on the distribution date, over (y) Calton, Inc.'s adjusted tax basis in the Calton Acquisition Corp. common stock on the distribution date. Each holder of Calton, Inc. common stock who receives Calton Acquisition Corp. common stock in the spin-off will be treated as receiving a distribution in an amount equal to the fair market value of the Calton Acquisition Corp. common stock on the distribution date. The amount received in the distribution will not be taxable as a dividend to the shareholder assuming that Calton, Inc., taking into consideration the gain if any, recognized by it in this spin-off, does not have any current or accumulated earnings and profits, which cannot be determined until its fiscal year-end. If Calton, Inc. has no current or accumulated earnings and profits, then the distribution of Calton Acquisition Corp. common stock will be a nontaxable return of capital to the extent of each shareholder's adjusted tax basis in the Calton, Inc. common stock, with any remaining amount being taxed as a capital gain, assuming the shareholder has held the Calton, Inc. common stock as a capital asset. If the shareholder has held its common stock for more than one year, the capital gain will be subject to long-term capital gains rates. In the event that at fiscal year-end Calton, Inc. has current earnings and profits, the distribution to its shareholders will be taxable as a dividend to the extent of the fair market value of our common stock, not to exceed the amount of Calton, Inc.'s current earnings and profits. Any amount of the distribution in excess of our current earnings and profits would be treated as a nontaxable return of capital as described above.

     The tax basis in a Calton, Inc. shareholder's share of Calton, Inc. common stock after the spin-off will be reduced by the portion of the distribution, if any, that was treated as a nontaxable return of capital. The tax basis of the shareholder's shares of Calton Acquisition Corp. common stock received in the spin-off will be their fair market value as of the distribution date, and the holding period for such shares will commence the day following the distribution.

     Subject to limitations set forth in the Internal Revenue Code, a corporate shareholder of Calton, Inc. will be eligible for the dividends-received deduction provided for under section 243 of the Internal Revenue Code with respect to the portion, if any, of the amount received that is taxable to such shareholder as ordinary dividend income. No dividends-received deduction is available with respect to any portion of the amount received that is treated as a tax-free return of capital or as gain from the sale or exchange of Calton, Inc. common stock.

     Under circumstances described in section 1059 of the Internal Revenue Code, if the dividends-received deduction is allowed with respect to any portion of the amount distributed to a corporate shareholder, (i) the tax basis of such shareholder in its Calton, Inc. common stock will be subject to reduction, and
(ii) gain may be recognized by such shareholder to the extent basis would otherwise be reduced below zero.

     The amount distributed to a non-corporate shareholder of Calton, Inc. will be subject to backup withholding unless the shareholder has provided to Calton, Inc. an IRS Form W-9, certifying (under penalties of perjury) that the taxpayer identification number provided is correct (or that the shareholder is awaiting assignment of a taxpayer identification number) and that either the IRS has not notified the shareholder that the shareholder is subject to backup withholding as a result of a failure to report interest or dividends or the IRS has notified the shareholder that the shareholder may obtain a refund or credit if the required information is furnished to the IRS. Corporate shareholders are exempt from backup withholding if adequate basis exists for such exemption.


                                 DIVIDEND POLICY

     We do not expect to declare or pay any dividends in the foreseeable future. Future dividend policy will depend on various factors including whether we are successful in consummating a business combination or acquisition and the type of business, if any, it acquires or with which it combines.

                SELECTED CALTON ACQUISITION CORP. FINANCIAL DATA

     The following table sets forth certain selected Calton Acquisition
Corp. financial data. All the data should be read in conjunction with "Management's Discussion and Analysis of Calton Acquisition Corp. Financial Condition and Results of Operations" and Calton Acquisition Corp.'s financial statements and notes thereto.


                         SELECTED FINANCIAL INFORMATION

                  Statement of Operations Data:

                                                              April 20, 2000
                                                               (inception)
                                                                 through
                                                               May 1, 2000
                                                              --------------
Revenues.............................................           $        --
Expenses.............................................               (23,785)
                                                                -----------
Operating Income (loss)..............................               (23,785)
Other Income.........................................                   167
Net Income...........................................               (23,618)
Net Income (loss) per common share basic and diluted.           $        --
Weighted average shares outstanding basic and diluted           $29,045,626

-------------------------------------------------------------------------------

Balance Sheet Data:                                           April 30, 2000
                                                              --------------

Working Capital.................................                 $1,000,167
Total Assets....................................                  1,000,167
Total Liabilities...............................                    773,785
Shareholders Equity.............................                    226,382


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  CALTON ACQUISITION CORP. FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with our Financial Statements and the accompanying Notes set forth elsewhere in this Prospectus.

         We are a newly organized company which was formed to pursue a merger or other business combination with an operating business. To date, our efforts have been limited to organizational activities.

     In May 2000, Calton, Inc. loaned us $750,000 in cash and made an equity contribution in us of $250,000. The loan has a three year term and bears interest at a rate of 7% per annum. All principal and interest due in connection with the loan is to be paid in one payment on the loan's maturity date in May 2003. Substantially all of our working capital needs will be attributable to the identification, evaluation and selection of a suitable acquisition or business combination candidate, and thereafter to structure, negotiate and consummate a business combination or acquisition with the candidate. Our management expects that the cash loaned and contributed by Calton, Inc. will be sufficient to support those capital needs.


                DESCRIPTION OF CALTON ACQUISITION CORP. BUSINESS

General


     We were incorporated on April 20, 2000, under the laws of the State of Delaware. We are a wholly-owned subsidiary of Calton, Inc., a New Jersey corporation, and were formed in order to seek out business opportunities. We are currently a "shell" corporation having no commercial operations . To date, our activities have been organizational in nature, and as a result, we must be considered to be in our developmental stage.

Business Plan

     Our purpose is to seek, investigate and, if our investigation warrants, merge or combine with or acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities Act. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. We have no particular acquisition in mind and have not entered into any negotiations regarding such an acquisition. Neither our officers and directors nor any affiliate has engaged in any negotiations with any representative of any company regarding the possibility of an acquisition, business combination or merger involving us and the other company.

     We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky. Management believes (but has not conducted any research to confirm) that there are business entities seeking the perceived benefits of a publicly registered corporation. These perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for stockholders and other factors; however, we can give no assurance that any of these perceived benefits will be realized. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, our officers and directors. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for future research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Calton Acquisition Corp.; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities.

     We may use outside consultants or advisors to assist in the search for qualified target companies. If we do retain an outside consultant or advisor, any cash fee earned by the consultant may need to be assumed by a third party or the target company, as we have limited cash assets with which to pay that type of obligation.

     Following a business combination, we may benefit from the services of others in regard to accounting, legal services, underwritings and corporate public relations. If requested by a target company, our management may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

     A potential target company may have an agreement with a consultant or advisor providing that services of the consultant or advisor be continued after any business combination. Additionally, a target company may be presented to us only on the condition that the services of a consultant or advisor be continued after a merger or acquisition. These types of preexisting agreements of target companies for the continuation of the services of attorneys, accountants, advisors or consultants could be a factor in the selection of a target company.

Acquisition Opportunities

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business.

     While the terms of a business transaction to which we may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a "tax-free" reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986.

     With respect to any merger or acquisition negotiations with a target company, our management expects to focus on the percentage ownership of our common stock which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage of ownership may be subject to significant reduction in the event we acquire a target company with substantial assets.

     We will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of these agreements cannot be predicted, generally these types of agreements will require representations and warranties of the parties to the agreement, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after the closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, and will include miscellaneous other terms.

     We will not restrict our search for any specific kind of business entity, but may acquire a venture which is in its preliminary or development state, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which we may become engaged.

     We do not intend to restrict our search for business opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of our resources. This includes industries such as information technology, finance, natural resources, manufacturing, product development, medical, communications and others. We may seek a business opportunity with entities which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries. Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

     As a consequence of this registration of securities, any entity which has an interest in being acquired by, or merging into, us is expected to be an entity that desires to become a public company and establish a public trading market for its securities. There are various reasons why an entity would wish to become a public company, including:


     o the ability to use registered securities as currency in acquisitions of assets or businesses;

     o    increased visibility in the financial community;

     o    the facilitation of borrowing from financial institutions;

     o    increased liquidity to investors;

     o    greater ease in raising capital;

     o compensation of key employees through varying types of equity incentives;

     o    enhanced corporate image; and

     o    a presence in the United States capital markets.

     Management believes that the sought after business opportunity will likely be:

     o a business entity with the goal of becoming a public company in order to use our registered securities for the acquisition of assets or businesses;

     o a company which is unable to find an underwriter of its securities or is unable to find an underwriter of its securities on terms acceptable to it;

     o a company that wishes to become public with less dilution of its common stock than would occur upon an underwriting;

     o a company that believes that it will be able to obtain investment capital on more favorable terms after it has become public;

     o a company that wishes to avoid the time delays associated with the registration process;

     o a company that wishes to avoid the significant expenses which would be incurred in a public offering; or

     o a foreign company that wishes to make an initial entry into the United States securities markets.

     We are unable to predict when we may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months, or perhaps longer.


Employees


     We have seven employees, each of whom provides services to us on a part-time basis. We believe that our relations with our employees are satisfactory.


Properties

     Through an oral agreement with Calton, Inc., our operations are located at the offices of Calton, Inc. in Red Bank, New Jersey and Vero Beach, Florida. There is no rental charge to us for office space, equipment rental or phone usage. We do not anticipate acquiring separate office facilities until such time as we complete a merger, acquisition or other business combination.

Competition

     We expect to encounter substantial competition in our efforts to locate attractive business opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities and other persons have significantly greater financial and personnel resources and technical expertise than us. We may also experience competition from other public "shell" corporations, some of which may have more funds available to them than we do. As a result of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.


                     MANAGEMENT OF CALTON ACQUISITION CORP.


     Our directors and executive officers as of the date of this prospectus are listed below and brief summaries of their business experience and certain other information with respect to them is set forth in the following table and the information which follows the table:

                 Name         Age                                    Position
                 ----         ---                                    --------
Anthony J. Caldarone           62          Chairman, President and Chief Executive Officer
J. Ernest Brophy               74          Director
Mark N. Fessel                 43          Director
Kenneth D. Hill                58          Director
Robert E. Naughton             62          Director
Frank Cavell Smith, Jr.        53          Director
David J. Coppola               40          Vice President and Treasurer
Maria F. Caldarone             36          Vice President of Corporate Development
Christopher J. Burk            36          Vice President of Acquisitions
Laura A. Camisa                37          Vice President of Strategic Planning
Kelly S. McMakin               38          Senior Vice President of Accounting

     Each of the directors and officers was appointed to his or her current position with us upon its formation and organization in April 2000 and serves in a comparable position with Calton, Inc.

     Mr. Caldarone was reappointed as Chairman, President and Chief Executive Officer of Calton, Inc. in November 1995, having previously served in such capacities from the inception of Calton, Inc. in 1981 through May 1993. From June 1993 through October 1995, Mr. Caldarone served as a director of Calton, Inc. Mr. Caldarone is a licensed real estate broker in the State of New Jersey.

     Mr. Brophy is a self-employed attorney and Certified Public Accountant specializing in tax consultation. He was reappointed as a Director of Calton, Inc. in November 1995, having served in such capacity from March 1983 through November 1985 and from April 1986 through May 1993. From 1992 through March 1996, Mr. Brophy served as Chief Financial Officer and a director of Hurdy-Gurdy International, Inc., a company that marketed sorbet products.

     Mr. Fessel has served as a Director of Calton, Inc. since May 1993. Since 1985, Mr. Fessel has owned and operated a real estate company and has acted as principal in numerous commercial and residential real estate developments throughout the northeast. In 1984, Mr. Fessel served as the Vice President of Acquisitions of the Meredith Organization, a nationally recognized real estate developer.

     Mr. Hill has served as a Director of Calton, Inc. since April 1999. He is currently Chief Executive Officer of eCalton.com, Inc. a wholly owned subsidiary of Calton, Inc. Since 1975, he has founded and managed computer-related companies, including NASTEC Corporation, a developer of computer-aided software engineering development tools, from 1982 until its acquisition in 1987, and Multiple Technologies Corporation, a consulting and application development company, from 1975 to 1982. From January 1994 through February 1996, he was employed as a consultant by KDH Enterprises, Inc. From March 1997 through April 1998, Mr. Hill served as President and Chief Executive Officer of DataTell Solutions, Inc., a regional systems integration company that filed for federal bankruptcy protection in May 1998. He served as President and Chief Executive Officer of National AmeriServe, Inc., an internet business solutions provider, from May 1998 through October 1998, when it merged with iAW, Inc., the predecessor of eCalton.com, Inc.

     Mr. Naughton has served as a Director of Calton, Inc. since April 1999. He has served as President and CEO of SIG, Inc. since its founding in 1990. SIG, Inc. is an information technology consulting firm specializing in network design and management, technology transition, business profit improvement, project management, e-business and staff augmentation. Prior to 1990, Mr. Naughton held management positions with AGS Information Services, Compuware and SPR Corporation. He has 23 years of experience in the information technology industry, including sales, marketing, recruiting and P&L management.

     Mr. Smith has served as a Director of Calton, Inc. since May 1993. Since 1990, Mr. Smith has been associated with the MEG Companies as a Senior Consultant responsible for corporate real estate consulting activities. From 1977 to 1990, Mr. Smith served as a Real Estate Consultant and Real Estate Development Manager for The Spaulding Co., Inc. Mr. Smith also is an adjunct faculty member at Boston University and a member of the Board of Trustees of Shelter, Inc.

     Mr. Coppola was appointed Treasurer of Calton, Inc. in January 1999. He served as Calton, Inc.'s Controller from 1992 until 1999 and was appointed as a Vice President of Calton, Inc. in 1993. Mr. Coppola is a Certified Public Accountant.

     Ms. Caldarone served as the Director of Business Development of Calton, Inc. from January 1999 until she was appointed as a Vice President of Calton, Inc. in January 2000. From 1995 through January 1999, Ms. Caldarone was a non-practicing attorney. Prior to 1995, Ms. Caldarone was employed by Trafalgar Homes from December 1993 to November 1994, where she served as Director of Land Acquisition. Ms. Caldarone is a licensed attorney in the State of Florida. Ms. Caldarone is the daughter of Mr. Caldarone.

     Mr. McMakin was appointed Senior Vice President of Calton, Inc. in January 2000. From 1993 through January 2000, Mr. McMakin served as Controller and Treasurer of Florafax International, Inc., a publicly traded floral wire service and credit card processor headquartered in Vero Beach, Florida. Mr. McMakin is a Certified Public Accountant.

     Mr. Burk was hired as Vice President of Acquisitions by Calton, Inc. in March 2000. From 1990 until March 2000 he was a principal at a privately held investment management firm which invested in both large and small emerging growth companies. In addition, Mr. Burk has served as Chairman of a closely held telecommunications firm he founded in 1993.

     Ms. Camisa was hired as a Financial Analyst by Calton, Inc. in March 2000. In April 2000, she was appointed as Vice President of Calton, Inc. She held the position of Director of Investor Relations and Financial Analyst at Hovnanian Enterprises, Inc. from June 1998 through February 2000. Following her completion of the Analyst Training program at Kidder, Peabody & Co., Ms. Camisa held the position of Financial Analyst - International Mergers & Acquisitions at Marsh & McLennan Companies, Inc. from January 1995 to May 1998.

                             Executive Compensation

     No executive officer has received any cash compensation since our inception for services rendered. Prior to the consummation of a business combination or acquisition, if any, none of our officers will receive any compensation other than reimbursement for out-of-pocket expenses incurred in connection with activities related to us. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than the board of directors, which includes persons who may seek reimbursement.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the anticipated beneficial ownership of our common stock following the spin-off by:

     o each person anticipated by Calton, Inc. to own beneficially 5% or more of our common stock;

     o    our directors and officers; and

     o    all of our directors and officers as a group.

     Unless otherwise indicated, the information in the table is based upon the actual holdings of Calton, Inc. common stock as of _______, 2000 and such information is derived based upon the hypothetical assumption that the effective date of the spin-off was _________, 2000, so as to inform the reader what the beneficial ownership of our common stock would have been at that time. Actual ownership on the date the spin-off takes effect may vary from that shown in the table.



     Unless otherwise indicated, all persons listed have sole voting power and investment power with respect to such shares, subject to community property laws, where applicable, and the information contained in the notes to the table.

                                                                            Amount and Nature of           Percent
Name of Beneficial Owner                                                    Beneficial Ownership           of Class
------------------------                                                    --------------------           --------
Calton, Inc....................................................                  24,688,782 (1)              85.0%
Anthony J. Caldarone...........................................                   1,207,750 (2)               4.1%

                                                                            Amount and Nature of           Percent
Name of Beneficial Owner                                                    Beneficial Ownership           of Class
------------------------                                                    --------------------           --------
J. Ernest Brophy...............................................                       6,766                  (3)
Mark N. Fessel.................................................                       6,234                  (3)
Kenneth D. Hill................................................                      16,583(4)               (3)
Frank Cavell Smith, Jr.........................................                           -                  --
Robert E. Naughton.............................................                       2,686                  (3)
David J. Coppola...............................................                       4,000
Maria F. Caldarone.............................................                          --                  (3)
Kelly S. McMakin...............................................                          --                  --
Christopher J. Burk............................................                       5,244                  (3)
Laura A. Camisa................................................                       1,000                  (3)
All Directors and Executive Officers as a Group
(11 persons) (1) and (3).......................................                   1,250,268                   4.3%

---------------------

(1) The number of shares of Common Stock held by Calton, Inc. will be reduced by number, but not percentage, by redemption at or about the time of the spin-off transaction to ensure that the spin-off transaction will result in a distribution of 15% of the outstanding shares of Calton Acquisition Corp. common stock to Calton, Inc. shareholders.

(2) Includes an aggregate of 456,241 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares Mr. Caldarone disclaims any beneficial interest.

(3) Shares beneficially owned do not exceed 1% of Calton Acquisition Corp. outstanding common stock.

(4) Includes 8,000 shares held by Mr. Hill's spouse, as to which shares he disclaims any beneficial interest.


              DESCRIPTION OF CALTON ACQUISITION CORP. CAPITAL STOCK

General


     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.01 par value per share. Upon the completion of the spin-off transaction, there will be approximately 29,045,626 shares of common stock and no shares of preferred stock outstanding.


Common Stock


     Each share of common stock entitles the holder thereof to one vote on all matters submitted to the shareholders. Since the common stock does not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of the directors and holders of the remaining shares could not elect any directors. The shares are not subject to redemption and there are no preemptive rights. Holders of common stock are entitled to receive dividends out of funds legally available for distribution when, as and if declared by the board of directors. The payment of cash dividends on the common stock is unlikely for the foreseeable future. Upon any liquidation, dissolution or winding up of Calton Acquisition Corp., holders of common stock are entitled to share pro rata in any distribution to the holders of common stock.


     It is estimated that after the spin-off transaction, there will be approximately 338 record holders of the common stock.

Preferred Stock

     Our certificate of incorporation authorizes our board of directors to issue shares of preferred stock in one or more series with such dividend, liquidation, conversion, redemption and other rights as the board establishes at the time. Stockholder approval is not required to issue preferred stock. To the extent that we issue any shares of preferred stock, the ownership interest and voting power of existing stockholders could be diluted.

     The preferred stock could be issued in one or more series with such voting, conversion and other rights as would discourage possible acquirers from making a tender offer or other attempt to gain control of Calton Acquisition Corp., even if such transaction were generally favorable to its stockholders. In the event of a proposed merger, tender offer or other attempt to gain control of Calton Acquisition Corp. which the Board does not approve, it might be possible for the Board to authorize the issuance of a series of preferred stock with rights and preferences which could impede the completion of such a transaction. The Board could authorize holders of the preferred stock to vote, either separately as a class or with the holders of common stock, on any merger, sale or exchange of assets or other extraordinary corporate transaction. Preferred stock may be used to discourage possible acquirers from making a tender offer or other attempt to gain control of Calton Acquisition Corp. with a view to imposing a merger or sale of all or any part of Calton Acquisition Corp.'s assets, even though a majority of stockholders may deem such acquisition attempts to be desirable. Preferred stock may also be used as consideration for any acquisitions that we undertake, either alone or in combination with shares, notes or other assets including cash or other liquid securities.


Penny Stock Rules


     The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock," for the purposes relevant to Calton Acquisition Corp., as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person's account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If our common stock is listed at a price of less than $5.00, the stock will be a penny stock. As a penny stock, the shares could be less liquid than if the stock was not so classified.


Transfer Agent and Registrar


     Our transfer agent is: First City Transfer Company, Iselin, New Jersey.


                                  LEGAL MATTERS

     Certain legal matters with respect to the common stock being offered hereby will be passed upon for Calton Acquisition Corp. by Giordano, Halleran & Ciesla, A Professional Corporation, Middletown, New Jersey.

                                     EXPERTS

     The financial statements as of May 1, 2000 and for the period from April 20, 2000 to May 1, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION


     We have filed with the Commission a registration statement on Form S-1 with respect to the common stock to be distributed hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to Calton Acquisition Corp. and the common stock, reference is made to the registration statement and the exhibits and schedules thereto. You may inspect and copy any document filed by us with the Commission at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Reports, proxy and information statements and other information filed electronically by us with the Commission are available at the Commission's World Wide Web Site at http://www.sec.gov. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Upon completion of the spin-off, we will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith will file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by us with the Commission may be inspected and copied at the public reference facilities maintained by the Commission referenced above.

                                [BACK COVER PAGE]







Until ____, 2000, all dealers effecting transactions in the registered securities, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Accountants............................................................      F-2

Balance Sheet as of May 1, 2000..............................................................      F-3

Statement of Operations for the Period April 20, 2000 (Inception) through May 1, 2000........      F-4

Statement of Cash Flows from the Period April 20, 2000 (Inception) through May 1, 2000.......      F-5

Statement of Shareholder's Equity from the Period April 20, 2000 (Inception)
  through May 1, 2000........................................................................      F-6

Notes to Financial Statements................................................................      F-7


                        Report of Independent Accountants

To Calton Acquisition Corporation:


In our opinion, the accompanying balance sheet and the related statements of operations, cash flows and shareholder's equity present fairly, in all material respects, the financial position of Calton Acquisition Corporation at May 1, 2000 and the results of its operations and its cash flows for the period from April 20, 2000 to May 1, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management, our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey



May 19, 2000

Calton Acquisition Corp.

Balance Sheet
As of May 1, 2000
--------------------------------------------------------------------------------


Assets                                                                $ 1,000,167
                                                                      -----------
    Cash and cash equivalents
    Total assets                                                      $ 1,000,167
                                                                      -----------
Liabilities and Shareholder's Equity
Current liabilities
    Accrued expenses                                                  $    23,785
                                                                      -----------
      Total current liabilities                                            23,785
                                                                      -----------
    Long-term note payable                                                750,000
                                                                      -----------
Total liabilities                                                         773,785
                                                                      -----------
Shareholder's Equity
    Common stock, $0.001 par value, 100,000,000 shares authorized;
      29,045,626 issued and outstanding                                    29,046
    Preferred stock, $0.01 par value, 10,000,000 shares authorized;          --
      none issued
    Paid in capital                                                       220,954
    Accumulated deficit                                                   (23,618)
                                                                      -----------
    Total shareholders' equity                                            226,382
                                                                      -----------
       Total liabilities and shareholder's equity                     $ 1,000,167
                                                                      -----------

   The accompanying notes are an integral part of these financial statements.

Calton Acquisition Corp.

Statement of Operations
From the Period April 20, 2000 (Inception) Through May 1, 2000
--------------------------------------------------------------------------------

                                                               April 20, 2000
                                                                 (inception)
                                                                   Through
                                                                 May 1, 2000
                                                               --------------
Revenues                                                       $            --
Expenses                                                               (23,785)
                                                               ---------------
Operating income (loss)                                                (23,785)
Other income                                                               167
                                                               ---------------
Income (loss) before taxes                                             (23,618)
                                                               ===============
Income (loss) per share basic and diluted                      $            --
                                                               ===============
Weighted average shares outstanding basic and diluted               29,045,626
                                                               ===============

   The accompanying notes are an integral part of these financial statements.

Calton Acquisition Corp.

Statement of Cash Flows
From the Period April 20, 2000 (Inception) Through May 1, 2000
--------------------------------------------------------------------------------

                                                                               April 20, 2000
                                                                                 (inception)
                                                                                   Through
                                                                                 May 1, 2000
                                                                               --------------
Cash flows from operating activities
    Net income (loss)                                                          $   (23,618)
    Adjustments to reconcile net income to cash used by operating activities
      Accrued expenses                                                              23,785
                                                                               -----------
    Net cash flows provided by operating activities                                    167
                                                                               -----------
Cash flows from investing activities                                                  --
                                                                               -----------
Cash flows from financing activities
    Capital contributed upon formation of the Company                              250,000
    Proceeds from the issuance of long-term debt                                   750,000
                                                                               -----------
                                                                                 1,000,000
                                                                               -----------
Net increase in cash and cash equivalents                                        1,000,167
Cash and cash equivalents at beginning of the period                                  --
                                                                               -----------
Cash and cash equivalents at end of period                                     $ 1,000,167
                                                                               -----------

   The accompanying notes are an integral part of these financial statements.

Calton Acquisition Corp.

Statement of Shareholder's Equity
From the Period April 20, 2000 (Inception) Through May 1, 2000
--------------------------------------------------------------------------------

                                                    Total
                                                 Shareholder's                          Paid In        Accumulated
                                                    Equity          Common Stock        Capital          Deficit
                                                 -------------      ------------       ---------       -----------
Balance April 20, 2000 (inception)                $    --            $    --           $    --           $    --
Capital contributed upon formation of the
   Company                                          250,000             29,046           220,954              --
Net income (loss)                                   (23,168)              --                --             (23,618)
                                                  ---------          ---------         ---------         ---------
Balance May 1, 2000                               $ 226,382          $  29,046         $ 220,954         $ (23,618)
                                                  ---------          ---------         ---------         ---------

   The accompanying notes are an integral part of these financial statements.

Calton Acquisition Corp.

Notes to Financial Statements
--------------------------------------------------------------------------------


1.       General and Summary of Significant Accounting Policies

         Organization and Description of the Company
         Calton Acquisition Corp. ("Company") was incorporated in the state of Delaware on April 20, 2000 for the purpose of pursuing a merger, acquisition, or other business combinations with an operating business. Currently, the Company has no revenues or material operations. As of the date of these financial statements, the Company is wholly owned by Calton, Inc. (the "Parent"). Direct expenses will be paid by the Company, while indirect expenses such as personnel costs and general corporate overhead will be absorbed by the parent until such time as the Company completes a merger, acquisition or other business combination.

         Cash and Cash Equivalents
         Cash and cash equivalents consist of short-term, highly liquid investments, with original maturities of three months or less, that are readily convertible into cash.

         Risks and Uncertainties
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Fair Value of Financial Instruments
         The carrying amounts for the Company's cash and cash equivalents, and note payable are reflected in the financial statements at cost, which for cash approximates fair value. However, the note is with the parent, and was issued at an interest rate that is not representative of an arms length market rate. If this note had been issued in an arms length transaction, management estimates that the present value of the note, assuming an interest rate of 20% per annum, would have an approximate value of $530,000.


         Concentration of Credit Risk
         The Company maintains it's cash balances with First Union National Bank ("First Union"). Amounts on hand at First Union are in excess of federally insured limits. Should First Union become insolvent, it could have a material adverse effect on the financial position of the Company.

         Impact of Recently Issued Accounting Standards
         In June 1999, the Financial Accounting Standards Board ("FASB") issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133. SFAS No. 137 defers for one year the effective date of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 will now apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Company to report all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. The Company will adopt SFAS No. 133 as required in fiscal year 2001.

Calton Acquisition Corp.

Notes to Financial Statements
--------------------------------------------------------------------------------

         Management believes that adoption of this Statement will not have a material effect on the earnings or financial position of the Company.

2.       Long-Term Debt

         Long-term debt at May 1, 2000 consisted of a $750,000 unsecured promissory note from the Parent, bearing interest at 7% per annum, with principal and interest due May 1, 2003.

3.       Shareholder's Equity

         The Company's Certificate of Incorporation provides for 100,000,000 authorized shares of Common Stock (par value $.001), and 10,000,000 shares of Preferred stock (par value $.01). Upon the Company's formation, 29,045,626 shares were issued to the Parent for consideration of $250,000 cash. None of the Preferred Stock is issued or outstanding.

4.       Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. No deferred tax assets or liabilities have been recorded as of May 1, 2000.

         The Company is reporting an operating loss for the period ended May 1, 2000. However, no tax benefit has been recorded, due to the uncertainty surrounding the ability to realize the associated tax asset on a separate company basis.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

     The following table sets forth an estimate of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:


Registration Fee - Securities and Exchange Commission............    $    10
Transfer Agent and Registrar Fee and Expenses....................      5,000*
Legal Fees and Expenses..........................................     40,000*
Accounting Fees and Expenses.....................................     10,000*
Printing and Engraving Expenses..................................     25,000*
Miscellaneous....................................................      5,000*
                                                                     --------
         Total...................................................    $85,010*

*Estimate

Item 14. Indemnification Of Directors And Officers.

     Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth.

     Article XI of the By-laws of Calton Acquisition Corp. (the "Corporation") provides for the indemnification of each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or that he or she, being at the time a director or office of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including services with respect to an employee benefit plan (collectively, "Another Enterprise") or ("Other Enterprise).

     More specifically, whether the basis of such Proceeding is alleged action or inaction in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such Other Enterprise, or in any other capacity related to the Corporation or such Other Enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under Section 145 of the Delaware General Corporation Law (or any successor provision or provisions or any successor acts) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorney's fees, judgments, fines, excise taxes assessed in connection with an employee benefit plan or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

     The persons indemnified by Article XI of the Corporation's By-laws are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the corporation, or director, officer, employee or agent of such Other Enterprise; and shall inure to the benefit of the indemnitee's heirs executors and administrators.

     Notwithstanding the foregoing, except as may be provided in the Certificate of Incorporation or by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third-party brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board of Directors.

     The right to indemnification conferred in Article XI of the Corporation's By-laws: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of said By-laws with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Certificate of Incorporation, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding.

     Moreover, the rights to indemnification and to the advancement of expenses conferred in said Article XI of the Corporation's By-laws shall not be exclusive of any other right which any person may have or hereafter acquire under said By-laws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise. The Certificate of Incorporation may contain such other provisions concerning indemnification, including provisions specifying reasonably procedures relating to and conditions to the receipt by indemnities of indemnification. In the event of a conflict between the indemnification provision of these By-laws and an indemnification provisions of the Certificate of Incorporation, the Certification of Incorporation shall prevail.

     The Corporation's By-laws further provide that the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of Another Enterprise) or to persons who are or were a director, officer, employee agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of Another Enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article XI in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

     The Corporation maintains a liability insurance policy providing coverage for its directors and officers and certain other persons in an amount up to an aggregate limit of $15,000,000 for any single occurrence.

Item 15. Recent Sales Of Unregistered Securities.

     On April 20, 2000, the registrant issued 29,045,626 shares of common stock to Calton, Inc. for an aggregate price of $250,000. The issuance and sale of these shares was made in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction not involving any public offering. Since April 20, 2000, Calton Acquisition Corp. has not made any sales of unregistered securities.

Item 16. Exhibits and Financial Statement Schedules.

     A. Exhibits. The following Exhibits are filed as a part of this Registration Statement:

Exhibit No.                                          Description
-----------                                          -----------
    3.1      Certificate of Incorporation of the Registrant(1)
    3.2      Certificate of Amendment of Certificate of Incorporation of
             Registrant(1)
    3.3      By-laws of the Registrant(1)
    4.1      Specimen certificate for Common Shares of the Registrant(1)
    5.1      Opinion of Giordano, Halleran & Ciesla, P.C. as to the legality of the common shares being registered (including consent)(1)
   10.1      Promissory Note dated May 1, 2000 issued by Registrant to Calton,
             Inc.(1)
   23.1      Consent of PricewaterhouseCoopers LLP.  (filed herewith)
   23.2      Consent of Giordano, Halleran & Ciesla, P.C. (see Exhibit 5.1)
   24.1      Power of Attorney (included in the signature page of original submission of this Form S-1 Registration Statement)
   27        Financial Data Schedule(1)

--------------------

(1) Filed with original submission of this Form S-1 Registration Statement

     Financial Statement Schedules

     All schedules are omitted because the required information is either presented in the financial statements or notes thereto, or is not applicable, required or material.

Item 17. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 14 above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Red Bank, State of New Jersey, on July 13, 2000.


                                       CALTON ACQUISITION CORP.
                                       (Registrant)


                                   By: /s/ Anthony J. Caldarone
                                       ------------------------------------
                                       Anthony J. Caldarone
                                       Chairman of the Board, President and
                                       Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                        Name                                          Title                            Date
                        ----                                          -----                            ----
/s/ Anthony J. Caldarone                              Chairman of the Board,                      July 13, 2000
-------------------------------------------------     President and Chief Executive
Anthony J. Caldarone                                  Officer (Principal Executive Officer)



/s/ David J. Coppola                                  Vice President and Treasurer               July 13, 2000
-------------------------------------------------     (Principal Financial and
David J. Coppola                                      Accounting Officer)




*                                                     Director                                July 13, 2000
-------------------------------------------------
Frank Cavell Smith, Jr.
*                                                     Director                                July 13, 2000
-------------------------------------------------
Mark N. Fessell
*                                                     Director                                July 13, 2000
-------------------------------------------------
Kenneth D. Hill
*                                                     Director                                July 13, 2000
-------------------------------------------------
J. Ernest Brophy
*                                                     Director                                July 13, 2000
-------------------------------------------------
Robert E. Naughton


By: /s/ Anthony J. Caldarone
    ------------------------
     Anthony J. Caldarone
     as Attorney-in-Fact